Exhibit 99.1

Contacts:

Media:

Chris Barnes
Dr Pepper Snapple Group
T: 972-673-5539/ chris.barnes@dpsg.com
Katie Gilroy Keurig Green Mountain T: 781-418-3345/ katie.gilroy@keurig.com

Investors: Maria Sceppaguercio Keurig Green Mountain T: 781-418-8136 / Maria.Sceppaguercio@keurig.com
Steve Alexander Dr Pepper Snapple Group T: 972-673-6769/ steve.alexander@dpsg.com

FOR IMMEDIATE RELEASE

Board of Directors Announced for Keurig Dr Pepper

BURLINGTON, MA and PLANO, TX (July 2, 2018) — Dr Pepper Snapple Group, Inc. (NYSE: DPS) and Keurig Green Mountain, Inc. (“Keurig”) today jointly announced the Board of Directors for the new Keurig Dr Pepper (“KDP”), effective upon the closing of the previously announced merger transaction, which is  expected on July 9, 2018.

“The new KDP Board of Directors is comprised of strong and respected leaders in the consumer goods and beverage industries with proven track records,” said Bart Becht, future Chairman of the KDP Board of Directors.  “The Board is looking forward to working with the new KDP executive team, under the leadership of CEO Bob Gamgort, to make KDP a challenger and leader in the beverage category and to deliver against the substantial value creation opportunities for the Company.”

The following 12 individuals will comprise the KDP Board of Directors:

Lambertus (Bart) Becht, Partner and Chairman of JAB, will serve as Chairman of the KDP Board.  He also serves as the Chairman of the Board of Directors of Coty, Inc. and Jacobs Douwe Egberts.  His prior experience includes serving as the interim Chief Executive Officer of Coty, Inc. from 2014 until 2016 and Chief Executive Officer of Reckitt Benckiser Group from 1995 to 2011.

Robert (Bob) Gamgort, future Chief Executive Officer of KDP, will serve as an Executive Director.  In addition to his current role of Chief Executive Officer at Keurig Green Mountain, he serves as a Director of Wayfair Inc. and the Grocery Manufacturers Association.  His prior experience includes serving as Chief Executive Officer of Pinnacle Foods from 2009 to 2016 and North American President of Mars, Inc. from 2002 to 2009.

Olivier Goudet, Partner and Chief Executive Officer of JAB, will serve as a Director.  He also serves as Chairman of the Board of Anheuser-Busch InBev, Peet’s Coffee & Tea and Krispy Kreme.  He is also a Director of Jacobs Douwe Egberts, Panera Bread Company, Caribou Coffee Company / Einstein Noah, Espresso House and Coty, Inc.  His prior experience includes serving as the Chief Financial Officer of Mars, Inc. from 2004 to 2012.

Peter Harf, Senior Partner of JAB and Chief Executive Officer of Lucresca and Agnaten, privately-owned holding companies, will serve as a Director.  He serves as Chairman of the Board of Espresso House Holding.  He is also a Director of Jacobs Douwe Egberts, Panera Bread Company, Krispy Kreme, Caribou Coffee Company / Einstein Noah and Coty, Inc.  He is also co-founder and Executive Chairman of DKMS.  His prior experience includes serving as the Chief Executive Officer of Coty, Inc. from 1993 to 2001.

Genevieve Hovde, Managing Director at BDT & Company, will serve as a Director.  She also serves on the Investment Committee of BDT Capital Partners, LLC and is a Board Observer of Jacobs Douwe Egberts.  Prior to joining BDT Capital in 2010, she served as an analyst in the Financial Institutions Group of J.P. Morgan’s Investment Banking Coverage division.

Anna-Lena Kamenetzky, Partner and Head of Business Development of JAB Holding Company and Co-Head of JAB Consumer Fund, will serve as a Director.  She also serves as a Director of Jacobs Douwe Egberts.  Her prior experience includes serving as Managing Director of RHJ US Management Inc. from 2007 to 2012, Vice President of Goldman Sachs & Co. from 2004 to 2007 and Analyst & Associate of Goldman Sachs, Germany, from 2000 to 2004.

Paul S. Michaels, former Global President of Mars, Inc. from 2004 to 2015, will serve as a Director.  He currently serves as a Director of Coty, Inc. and Krispy Kreme.  His prior experience includes roles at Johnson & Johnson and The Procter & Gamble Company.

Pamela (Pam) Patsley, current director of Dr Pepper Snapple Group, will serve as a Director.  She also serves as a Director of ACI Worldwide, Inc., Hilton Grand Vacations Inc. and Texas Instruments Incorporated.  Her prior experience includes serving as Executive Chairman of MoneyGram International, Inc. from 2016 to 2018 and Chairman and Chief Executive Officer from 2009 to 2015.

Gerhard (Gerd) Pleuhs, current Executive Vice President & General Counsel of Mondelēz, Inc., will serve as a Director.  He assumed the role at Kraft Foods, Inc., Mondelēz’s predecessor company, in 2012.  Mr. Pleuhs previously held several predominantly legal leadership positions at Kraft Foods, Inc. at corporate, regional and local business levels in developing and emerging markets.  He currently also serves as a Director of Jacobs Douwe Egberts.

Robert (Bob) Singer, former Chief Executive Officer of Barilla Holding SpA from 2006 to 2009, will serve as a Director.  He currently serves as a Director of Coty, Inc., Tiffany & Co. and Panera Bread Company.  His prior experience includes serving as the President and Chief Operating Officer of Abercrombie & Fitch Co. from 2004 to 2005 and Chief Financial Officer of Gucci Group NV from 1995 to 2004.

Dirk Van de Put, current Chairman and Chief Executive Officer of Mondelēz International, will serve as a Director.  His prior experience includes serving as President and Chief Executive Officer of McCain Foods Limited from 2011 to 2017, in addition to global and international leadership roles at Novartis Inc., Groupe Danone, Mars, Inc. and The Coca-Cola Company.  Mr. Van de Put serves as a Director of Consumer Goods Forum and previously served as a Director of Mattel, Inc.

Larry D. Young, current President and Chief Executive Officer and Director of Dr Pepper Snapple Group, will serve as a Director.  He joined the company in 2006 as President and Chief Operating Officer of its Bottling Group division following the acquisition of Dr Pepper/Seven Up Bottling Group, where he had served as President and Chief Executive Officer.  His prior experience includes more than 25 years in the Pepsi System, including serving as President and Chief Operating Officer of Pepsi-Cola General Bottlers.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have seven of the top 10 non-cola soft drinks, and nine of our 10 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Bai, Canada Dry, Clamato, Crush, Hawaiian Punch, IBC, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

About Keurig Green Mountain, Inc.

Keurig Green Mountain, Inc. (Keurig) is a leader in specialty coffee and innovative single serve brewing systems. Committed to delivering exceptional coffee for more than 35 years, today our Keurig® brewers and single-serve hot beverages are in 25 million homes throughout North America. In under a minute, Keurig® brewers consistently and conveniently deliver a fresh-brewed, great tasting cup with just the push of a button. As a testament to that quality, more than 50 leading global coffee, tea and cocoa brands have partnered with Keurig, joining beloved owned brands like Green Mountain Coffee Roasters® and The Original Donut Shop® coffee to offer consumers vast personal choice from 500+ varieties. As a company founded on social responsibility, Keurig is committed to using the power of business to brew a better world through our work to build resilient supply chains, sustainable products, and thriving communities. For more information, visit www.keuriggreenmountain.com, and to purchase Keurig products visit www.keurig.com or www.keurig.ca.

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